UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2008

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        The Company has engaged various selling agents (the “Selling Agents”) in a private placement of up to 30 units (the “Series B Units”), at a purchase price of $100,000 per Series B Unit, with each Series B Unit comprised of (i) 100 shares of Series B Preferred Stock, and (ii) a five year warrant to purchase 50,000 shares of its Common Stock (each, an “Investor Warrant”) at a purchase price of $1.20 per share (collectively the “Series B Offering”). In the event that the Series B Offering is oversubscribed, the Company may sell and issue up to an additional 4.5 Series B Units.

        In connection with the Series B Offering, the Company has entered into selling agent agreements with the Selling Agents. Under the terms of these agreements, Beacon will pay each Selling Agent a cash fee of 10% of the gross proceeds of sales of Series B Units by that Selling Agent and issue warrants to purchase the number of shares of Common Stock equal to 10% of the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock and exercise of Investor Warrants underlying such Series B Units. The Company may also sell Series B Units directly to investors. As of July 14, 2008, the Selling Agents have not earned any commissions or warrants.

        In connection with the Series B Offering, the Company has delivered a Memorandum of Rights to purchasers of Series B Units that provides “piggyback” registration rights for the shares of Common Stock into which or for which the shares of Series B Preferred Stock are convertible or the Investor Warrants are exercisable.

        On July 14, 2008, the Company issued warrants to purchase 25,000 shares of Common Stock at a purchase price of $1.00 per share to each of J. Sherman Henderson and Robert Clarkson, who are directors of the Company. These warrants were issued under the terms of the equity financing facility described in Note 10 of Item 1 of the Quarterly Report on Form 10-Q, filed on February 19, 2008, which is incorporated herein by reference. This equity financing facility terminated upon the closing of the Series A-1 Offering, and is described in more detail in Note 12 of Item 1 of the Quarterly Report on Form 10-Q, filed on May 15, 2008, which is incorporated herein by reference.

        On July 10, 2008, the Company entered into a contract to sell four Series B Units for an aggregate purchase price of $400,000. Upon the effective time of the amendment to the Certificate of Designation on July 14, 2008, the Company sold and issued these Units to John D. Rhodes, a director of the Company.

        This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

        As noted above, on July 14, 2008, the Company sold and issued four Series B Units for an aggregate purchase price of $400,000.

        The Investor Warrants each have a five year exercise period and an exercise price of $1.20 per share of the Company’s Common Stock, payable in cash on the exercise date. The exercise price is subject to adjustment upon certain occurrences specified in the Investor Warrants. The shares of Series B Preferred Stock have terms similar to those of the shares of Series A Preferred Stock and Series A-1 Preferred Stock, but are junior to those shares with respect to dividend rights, liquidation preferences and registration rights. The Company has used the proceeds of the closing to pay certain expenses of the Company and for working capital.

        The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the Investor Warrants and shares of its Series B Preferred Stock, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the purchasers of the shares as “accredited investors” as defined in Regulation D under the Securities Act. This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Securityholders.

        On July 15, 2008, the Company issued the Investor Warrants and the Series B Preferred Stock described in Item 1.01, above. Following such issuance, the Company’s ability to pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock is subject to certain restrictions in the event that the Company does not pay in full or declare and set aside for payment full dividends or liquidation preferences on the Series B Preferred Stock. These restrictions are set forth in the Amended and Restated Certificate of Designation filed with the Secretary of State of the State of Nevada on July 14, 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

        In connection with the Private Placement described above, the Board of Directors authorized the designation of a new series of preferred stock, the Series B Preferred Stock, out of its available “blank check preferred stock” and authorized the issuance of up to 4,000 shares of such Series B Preferred Stock. The Company filed a Certificate of Designation with the Secretary of State of the State of Nevada on June 19, 2008, which was subsequently amended and restated on July 14, 2008.

        Under the Certificate of Designation, each shares of Series B Preferred Stock has various rights, privileges and preferences, including: (i) a stated value of $1,000; (ii) dividends of 6% on the stated value payable in cash annually or as a stock dividend in additional Beacon preferred shares; (iii) conversion into 1,111.11 shares of common stock (subject to adjustments) at the option of the holder or upon the occurrence of events relating to a secondary public offering or stock price or trading volume; (iv) antidilution protection upon conversion, including full ratchet antidilution protection for certain unauthorized offerings; (v) a liquidation preference equal to the sum of 125% of the stated value and all accrued but unpaid dividends; (vi) a premium upon a change of control transaction equal to the liquidation preference in addition to the amounts payable on the common shares into which the share of Series B Preferred Stock is convertible; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: July 16, 2008	By:	/s/ Bruce Widener Bruce Widener, Chief Executive Officer